Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated March 13, 2020 (May 6, 2020 as to the convenience translation described in Note 2.5) relating to the financial statements of Dada Nexus Limited. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
May 12, 2020